SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 16, 2010

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 16, 2010, Winthrop Realty Trust (“Winthrop”) issued a press release relating to the New York trial court’s ruling preliminarily enjoining PSW NYC LLC (“PSW”) from foreclosing on its recently acquired mezzanine loans secured by the owner of Peter Cooper Village and Stuyvesant Town.  Winthrop holds a 22.5% interest in PSW and has invested approximately $10.5 million in PSW.  PSW strongly disagrees with the trial court’s ruling and will appeal the decision to the New York appellate court and will seek to stay the mortgage lender’s planned property foreclosure.  If PSW is unsuccessful on appeal, or if the mortgage lender is permitted to foreclose prior to a successful appeal, the value of PSW’s investment in the mezzanine loans may be lost.

A copy of the release is furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated September 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of September, 2010.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer